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                                                                     EXHIBIT 11

                  DELPHI FINANCIAL GROUP, INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE RESULTS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                    Three Months Ended          Six Months Ended
                                                                         June 30,                   June, 30,
                                                                  ----------------------      ---------------------
                                                                     1997         1996          1997         1996
                                                                   --------     --------      --------     --------
Computation for consolidated statements of income:
    Income from continuing operations ........................     $ 16,017     $ 13,333      $ 36,315     $ 23,579
    Discontinued operations, net of income tax benefit:
       Loss from operations ..................................           --         (394)           --         (765)
       Loss on disposal ......................................           --       (5,836)           --       (5,836)
                                                                   --------     --------      --------     --------
    Net income ...............................................     $ 16,017     $  7,103      $ 36,315     $ 16,978
                                                                   ========     ========      ========     ========

    Weighted average number of common shares outstanding .....       18,526       18,238        18,516       16,896
    Add common equivalent shares (determined using the
       "treasury stock" method) representing shares issuable
       upon exercise of stock options and deferred shares ....        1,507        1,751         1,504        1,303
                                                                   --------     --------      --------     --------
    Weighted average number of common shares used in
       computation of results per share of common stock ......       20,033       19,989        20,020       18,199
                                                                   ========     ========      ========     ========

    Results per share of common stock:
       Income from continuing operations .....................     $   0.80     $   0.67      $   1.81     $   1.29
       Discontinued operations, net of income tax benefit:
          Loss from operations ...............................           --        (0.02)           --        (0.04)
          Loss on disposal ...................................           --        (0.29)           --        (0.32)
                                                                   --------     --------      --------     --------
       Net income ............................................     $   0.80     $   0.36      $   1.81     $   0.93
                                                                   ========     ========      ========     ========

Assuming full dilution:
    Weighted average common shares outstanding ...............       20,033       19,989        20,020       18,199
    Incremental common shares applicable to stock options
       based on the more dilutive of the common stock ending
       or average (during the period) market value per share .           19            1            12            1
                                                                   --------     --------      --------     --------
    Weighted average common shares, assuming full dilution ...       20,052       19,990        20,032       18,200
                                                                   ========     ========      ========     ========

    Results per share of common stock, assuming full dilution:
       Income from continuing operations .....................     $   0.80     $   0.67      $   1.81     $   1.29
       Discontinued operations, net of income tax benefit:
          Loss from operations ...............................           --        (0.02)           --        (0.04)
          Loss on disposal ...................................           --        (0.29)           --        (0.32)
                                                                   --------     --------      --------     --------
       Net income ............................................     $   0.80     $   0.36      $   1.81     $   0.93
                                                                   ========     ========      ========     ========
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